                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.          )

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement        / / Confidential, for Use of the
                                               Commission Only (as permitted by
   /X/  Definitive Proxy Statement             Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Storage Trust Realty
   ----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

   ----------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   /X/  No Fee required

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

   (1)  Title of each class of securities to which transaction applies:

   ----------------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

   ----------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   ----------------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

   ----------------------------------------------------------------------------

   (5)  Total fee paid:

   ----------------------------------------------------------------------------


   / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

   ----------------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

   ----------------------------------------------------------------------------

   (3)  Filing Party:

   ----------------------------------------------------------------------------

   (4)  Date Filed:

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

                              STORAGE TRUST REALTY
                              2407 Rangeline Street
                            Columbia, Missouri  65202


------------------------------------------------------------------------------

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       and
                                 PROXY STATEMENT

------------------------------------------------------------------------------



                                                           February 27, 1997



Dear Shareholder:

     I would like to invite you to attend our 1997 annual meeting of shareholders, which will be held on Wednesday, May 7, 1997, beginning at eight o'clock a.m., St. Louis time, at the Renaissance St. Louis Hotel-Airport, St. Louis, Missouri.

     The formal notice of the annual meeting and the proxy statement can be found on the following pages. A copy of our 1996 annual report is enclosed for your review. A proxy card and a postage-paid return envelope are also included.

     To be sure that your shares will be voted at the meeting, please complete and sign the enclosed proxy card and return it in the enclosed envelope as promptly as possible. You are encouraged to specify your choices on the matters indicated. However, it is not necessary to specify your choice on a matter if you wish to vote in accordance with the recommendation of the Board of Trustees; in such event, merely executing and returning the proxy card will be sufficient.

     I hope that you will be able to attend the annual meeting. If you do, you may vote your shares in person even though you have returned a proxy.




                                                           GORDON BURNAM
                                                             Chairman

                          [PAGE LEFT INTENTIONALLY BLANK]

                              STORAGE TRUST REALTY
                              2407 Rangeline Street
                            Columbia, Missouri  65202


------------------------------------------------------------------------------

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              To Be Held May 7, 1997

------------------------------------------------------------------------------


     The annual meeting of shareholders of Storage Trust Realty will be held at the Renaissance St. Louis Hotel-Airport, St. Louis, Missouri, on Wednesday, May 7, 1997, at eight o'clock a.m., St. Louis time, for the following purposes:

     1. To elect three Trustees to serve until the third subsequent annual meeting of shareholders and until their successors are elected and qualify;

     2. To approve an amendment and restatement of the Storage Trust Realty 1994 Share Incentive Plan;

     3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and

     4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Trustees has fixed the close of business on February 21, 1997 as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting.


                                           By Order of the Board of Trustees




                                                    MICHAEL G. BURNAM
                                                  Chief Executive Officer


Columbia, Missouri
February 27, 1997

     ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON.
SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE MEETING IN PERSON ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND TO RETURN IT IN THE ACCOMPANYING ENVELOPE IN ORDER THAT THE NECESSARY QUORUM MAY BE ASSURED. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

                    [PAGE LEFT INTENTIONALLY BLANK]

                         STORAGE TRUST REALTY
                         2407 Rangeline Street
                       Columbia, Missouri  65202


------------------------------------------------------------------------------

                            PROXY STATEMENT

------------------------------------------------------------------------------

                     Annual Meeting of Shareholders
                         To Be Held May 7, 1997

                             INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Trustees (the "Board") of Storage Trust Realty, a Maryland real estate investment trust (the "Company"), for use at the annual meeting of the Company's shareholders to be held on Wednesday, May 7, 1997, at the Renaissance St. Louis Hotel-Airport, St. Louis, Missouri, at eight o'clock a.m., St. Louis time, and any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

     The Company expects to first send this Proxy Statement and the enclosed form of proxy to shareholders on or about February 27, 1997.

                              ANNUAL REPORT

     The Annual Report of the Company for the year ended December 31, 1996, including financial statements audited by Ernst & Young LLP, independent auditors, and their report thereon dated January 22, 1997, is being mailed together with this Proxy Statement to each of the Company's shareholders of record at the close of business on February 21, 1997 (the "Record Date"). If you would like to obtain a copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, for the year ended December 31, 1996 (the "Form 10-K"), you may do so by requesting a copy of the Form 10-K in writing from Storage Trust Realty, Attention: Michael T. Nealon, Controller-External Reports, 2407 Rangeline Street, Columbia, Missouri 65202.


                            VOTING OF PROXIES

     Only shareholders of record of the Company's common shares of beneficial interest, $.01 par value per share (the "Common Shares"), at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each Common Share is entitled to one vote on all matters voted upon by shareholders and is entitled to vote for as many persons as there are Trustees to be elected. There were 12,884,352 Common Shares outstanding on the Record Date.

    Each valid proxy returned to the Company will be voted at the Annual
Meeting as indicated on the proxy or, if no indication is made with respect to a proposal, in favor of such proposal in accordance with the recommendations of the Board set forth in this Proxy Statement. The Company does not know of any matters to be presented at the Annual Meeting other than the proposals referred to on the proxies and described in this Proxy Statement. However, if any other matters are properly presented at the Annual Meeting, the persons named on the enclosed form of proxy intend to vote the shares represented by them in accordance with their best judgment pursuant to the discretionary authority granted them in the proxies.

     Any person submitting a proxy may revoke it at any time before it is exercised by so notifying the Company in writing. In addition, persons submitting proxies may elect to vote their shares in person at the Annual Meeting, although mere attendance at the Annual Meeting will not serve to revoke a proxy.

                                PROPOSAL 1

                            ELECTION OF TRUSTEES

      Three Trustees are to be elected at the Annual Meeting, which constitutes all of the Class III Trustees. Such Trustees will serve for a three-year term until the Company's third annual meeting of shareholders subsequent to the Annual Meeting of shareholders and until their respective successors are elected and qualify, or until their earlier resignation, death, termination or removal. Trustees will be elected by a plurality of the votes cast at the Annual
Meeting. There is no cumulative voting for Trustees. For purposes of the election of Trustees, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

      Each valid proxy returned to the Company will be voted at the Annual Meeting for the three nominees listed below, unless the proxy specifies otherwise. All of the nominees listed below are members of the present Board. Mr. Gordon Burnam has been a Trustee since inception; Mr. Randall K. Rowe has held such position since November 16, 1994, the date of completion of the initial public offering of the Common Shares; and Mr. Fredrick W. Petri has held such position since May 2, 1995. Biographical information for each of the nominees is set forth under the caption "Management."

                                   Nominees
                                 Gordon Burnam
                                Randall K. Rowe
                               Fredrick W. Petri

      If any nominee should unexpectedly become unavailable for service, proxies will be voted for another person selected by the Board, unless the proxy specifies otherwise.

                                 MANAGEMENT

Trustees and Executive Officers

      The following table sets forth certain information with respect to the Trustees and executive officers of the Company. The Company currently has a seven member Board of Trustees which includes four members of the Board of Trustees who are not affiliated with any member of Gordon Burnam's family or officers or employees of the Company (each an "Independent Trustee"). Each of the individuals named below as an officer of the Company accepted that position upon formation of the Company.


Name                    Age                           Position
---                     ---                           --------

Gordon Burnam           66          Chairman of the Board of Trustees (term will expire in 1997)
Michael G. Burnam       43          Chief Executive Officer and Trustee (term will expire in 1999)
P. Crismon Burnam       33          Chief Operating Officer and Trustee (term will expire in 1998)
Stephen M. Dulle        49          Chief Financial Officer
Timothy B. Burnam       39          Vice President--Construction and Development
Blake Eagle<F*>         63          Trustee (term will expire in 1998)
Daniel C. Staton<F*>    44          Trustee (term will expire in 1999)
Randall K. Rowe<F*>     42          Trustee (term will expire in 1997)
Fredrick W. Petri<F*>   50          Trustee (term will expire in 1997)

____________________________
<F*>  Each of these individuals is an Independent Trustee.


      The following is a biographical summary of the experience of the Trustees and executive officers of the Company.

      Gordon Burnam has been the Chairman of the Board of Trustees of the Company since its formation. He is the founder and Chairman of the Board of Directors of Burnam Holding Companies Co. ("BHC"), a corporation owned by Gordon Burnam and members of his immediate family. Since 1974, Gordon Burnam has been involved in the development of over 30 self-storage facilities, of which 14 facilities were for BHC. Gordon Burnam now oversees its Board of Directors. From 1982 to 1984, Gordon Burnam was the Chairman of the Board of Directors of the Southwestern Insurance Group. Mr. Gordon Burnam is currently a director of Union Planters Bank of Columbia, was a Central Region Board Member of the Self Storage Association and was president of the National Home Builders Association Columbia Chapter.

    Michael G. Burnam has been the Chief Executive Officer and a Trustee of the Company since its formation. Michael Burnam previously served as the President of BHC. He began his career in real estate development, and then moved into self-storage management in 1977. Mike oversaw operations for BHC from 1983 through 1994. In 1995, Michael Burnam served as President of the Self Storage Association, a leading industry association. Mike received his B.S. degree in Agricultural Economics from the University of Missouri in 1975. Michael Burnam is Gordon Burnam's son.

    P. Crismon Burnam has been Chief Operating Officer and a Trustee of the Company since its formation. Cris Burnam joined BHC in 1987, most recently serving as its Vice President in charge of Finance and Acquisitions. Cris Burnam previously served as Vice President--Central Region Board of Directors of the Self Storage Association. Cris received his B.S. degree in Agricultural Economics from the University of Missouri in 1985. Cris Burnam is Gordon Burnam's son.

    Stephen M. Dulle has been Chief Financial Officer of the Company since August 1994. Prior thereto, Mr. Dulle was the chief financial officer of each of Colonial Storage Centers I, Ltd., Colonial Storage Centers II, Ltd. and Colonial Storage Centers III, Ltd., respectively. Mr. Dulle was also the Secretary and Treasurer of Colonial Storage Management 85, Inc. and Colonial Storage Management 86, Inc. Prior to joining Colonial in 1980, Mr. Dulle was a Senior Manager with the public accounting firm of KPMG Peat Marwick. Mr. Dulle received his B.S. degree in Business Administration from the University of Missouri in 1971 and his Masters of Business Administration degree in Accounting and Finance from Indiana University in 1973.

    Timothy B. Burnam has been Vice President--Construction and Development of the Company since its formation. Tim had previously served as President of Burnam Construction, Inc., a wholly owned subsidiary of BHC, since 1987. Mr. Tim Burnam is directly responsible for the design, planning and purchasing for all of the Company's construction and development projects. Since 1987, Burnam Construction, Inc. has built over 500,000 square feet of self-storage facilities and 175 apartment units. He attended the University of Missouri and has over 15 years' experience in the construction and self-storage businesses. Timothy Burnam is Gordon Burnam's son.

    Blake Eagle has been a Trustee of the Company since November 1994. Mr. Eagle has been, since December 1993, Chairman of the MIT Center for Real Estate, an academic center which engages in a wide variety of research and special programs for the real estate industry and operates a master's degree program in real estate development. From 1985 to 1993, Mr. Eagle was President, Real Estate Consulting, for the Frank Russell Company, a pension fund consulting firm. Mr. Eagle is a member of the Urban Land Institute, the National Society of Real Estate Finance and the American Society of Real Estate Counselors. Mr. Eagle serves as an advisor to the board of the National Council of Real Estate Investment Fiduciaries, which he helped establish, and formerly served as a director of the Institute for Real Estate Research. From 1983 to 1984, Mr. Eagle served as a member of the board of advisors of the Federal National Mortgage Association (Fannie Mae). Mr. Eagle received his B.A. degree in Business Administration from the University of Washington in 1956.

     Randall K. Rowe has been a Trustee of the Company since November 1994.
Mr. Rowe is Managing Director and Chief Executive Officer of Transwestern Investment Company, LLC. From January 1995 until March 1996, he was Managing Director and Chief Executive Officer of Equity Venture Partners, Inc., a merchant banking company. From December 1989 until March 1995, he was co-chairman, chief executive officer of Manufactured Home Communities, Inc. ("MHC") and its predecessor entities. From December 1989 until January 1995, Mr. Rowe served as Chairman, Chief Executive Officer of Equity Office Properties, Inc. and President, Chief Executive Officer of Equity Assets Management, Inc. Mr. Rowe holds an M.B.A. degree from Harvard University Graduate School of Business, and a J.D. degree from the University of Michigan Law School. Mr. Rowe is a member of the Urban Land Institute and Chairman of the Policy Committee of the National Realty Committee.

     Daniel C. Staton has been a Trustee of the Company since November 1994. Mr. Staton has been the Chief Operating Officer, Executive Vice President and Director of Duke Realty Investments, Inc. since 1993. From 1981 to 1993, Mr. Staton was a principal owner of Duke Associates, the predecessor of Duke Realty Investments, Inc. Mr. Staton works on real estate project development in Indianapolis, Detroit and Nashville and directly oversees the Cincinnati, Columbus, Cleveland and St. Louis markets. Prior to joining Duke Associates in 1981, Mr. Staton was a partner and general manager of his own moving company, Gateway Van & Storage, Inc. in St. Louis, Missouri. Mr. Staton is a member of the Greater Cincinnati Chamber of Commerce and the International Council of Shopping Centers and, from 1986 to 1988, he served as president of the Greater Cincinnati Chapter of the National Association of Industrial and Office Parks. Mr. Staton received a B.S. degree in Finance from California Western University in 1982, a B.S. degree in General Business from Ohio University in 1991 and is currently working on his Ph.D. in Entrepreneurship at the Union Institute.

     Fredrick W. Petri has been a Trustee of the Company since May 1995. Mr. Petri has been President of Petrone, Petri & Company, a real estate investment firm since 1993. Prior thereto, Mr. Petri was an Executive Vice President of Wells Fargo Bank, where for over 18 years he held various positions involving real estate. Mr. Petri is a director of Simon DeBartolo Group. Additionally, is he a trustee of the Urban Land Institute and a director of the Real Estate Center of the University of Wisconsin Business School. He formerly served as a member of the board of governors and a Vice President of the National Association of Real Estate Investment Trusts and as a board member and director of the National Association of Industrial and Office Parks. Mr. Petri received his B.A. degree in Business and his M.B.A. in Finance from the University of Wisconsin in 1969 and 1970, respectively.

Board Committees and Meetings

     Eight meetings of the full Board were held in 1996. Each Trustee who held such position in 1996 attended at least 75% in the aggregate of all meetings of the Board and any committee on which such Trustee served.

     The Company has standing Audit, Executive Compensation and Executive Committees of the Board. The Company does not have a standing nominating committee.

     Audit Committee

     The Board has established an Audit Committee that consists of two
Trustees. Each member of the Audit Committee is required to be independent of management of the Company and free from any relationship that, in the opinion of the Board of Trustees of the Company, would interfere with the exercise of independent judgment. Messrs. Eagle and Petri constitute the Audit Committee. The Audit Committee makes recommendations concerning the engagement of the independent auditors, reviews with the independent auditors the plans and results of the audit engagement, approves professional services provided by the independent auditors, reviews the independence of the independent auditors, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls and financial reporting. The Audit Committee met two times in 1996.

     Executive Compensation Committee

     The Board has established an Executive Compensation Committee. Messrs. Rowe and Staton constitute the Executive Compensation Committee, which must consist entirely of "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a majority of the members of which must be Independent Trustees. The Executive Compensation Committee determines the compensation of the Company's executive officers, administers the Company's option plan and reviews and acts upon any changes to the Company's bonus incentive compensation plan and the Company's retirement savings plan. See "Executive Compensation" below. The Executive Compensation Committee met two times in 1996.

     Executive Committee

     The Board has established an Executive Committee. Messrs. Gordon Burnam, Eagle and Staton constitute the Executive Committee, which has the authority, within certain parameters set by the Board, to acquire, dispose of and finance assets on behalf of the Company. The Executive Committee cannot, however, take any action that requires a majority vote of the Independent Trustees or which requires unanimous approval of all Trustees. The Executive Committee met four times in 1996.

                        EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth certain information regarding the compensation of Mr. Michael G. Burnam and the Company's other most highly compensated executive officers during 1996, 1995 and 1994. The table includes compensation from all sources for services rendered to the Company and its subsidiaries during 1996, 1995 and 1994.


                                                                                            Long-Term Compensation
                                                                           ----------------------------------------------------
                                          Annual Compensation                      Awards                        Payouts
                             --------------------------------------------  --------------------------     ---------------------
                                                                 Other                     Securities                   All
                                                                 Annual    Restricted      Underlying                  Other
                                                                Compensa-    Share          Options/       LTIP       Compensa-
                                      Salary         Bonus        tion       Awards          SARs         Payouts       tion
Name and Principal Position  Year      ($)            ($)          ($)         ($)          (number)       ($)           ($)
---------------------------  ----    --------        -----      ---------  ----------      ----------     -------     ---------
Michael G. Burnam            1996    $123,200      $  80,080        --         --                --         --           --
Chief Executive              1995    $110,000        $27,500        --         --             1,085         --           --
Officer and Trustee          1994    $ 13,750<F1>         --        --         --            61,915         --           --

P. Crismon Burnam            1996    $117,600        $76,440        --         --                --         --           --
Chief Operating              1995    $105,000        $26,250        --         --             1,085         --           --
Officer and Trustee          1994    $ 13,125<F1>         --        --         --            61,915         --           --

Stephen M. Dulle             1996    $112,000        $72,800        --         --                --         --           --
Chief Financial Officer      1995    $100,000        $25,000        --         --            18,440         --           --
                             1994    $ 12,500<F1>         --        --         --            44,560         --           --

Timothy B. Burnam            1996    $109,725        $20,000        --         --                --         --           --
Vice President -             1995    $ 95,000        $ 9,500        --         --                --         --           --
Construction & Development   1994    $ 11,875<F1>         --        --         --            49,500         --           --

--------------------
<F1>  Represents actual salary for services performed for the Company and its subsidiaries from November 16, 1994 to December 31, 1994. Annualized salaries for 1994 for Messrs. Michael G. Burnam, P. Crismon Burnam, Stephen M. Dulle and Timothy B. Burnam were $110,000, $105,000, $100,000 and $95,000, respectively.

Option Grants

      No options were granted by the Company in 1996 to the executive officers named in the above table. On May 8, 1996, options for 24,500 units of partnership interest in Storage Trust Properties, L.P. (Units) were granted to 15 employees at an exercise price equal to then current market price of $21.50. On August 6, 1996, options for 2,000 Units were granted to an employee at an exercise price equal to the then current market price of $20.25. During 1996, four individuals terminated employment with the Company, and, accordingly, options on 12,600 Units were canceled. Additionally, during 1996, one employee exercised options on 600 Units, which were converted into 600 Common Shares.

Aggregated Option Exercises in 1996 and Year-End Option Values

      The following table sets forth certain information concerning exercises of options during 1996 by each of the executive officers named in the above table and the year-end value of unexercised options owned by such executive officers.



                                                    Number of Securities
                     Securities                    Underlying Unexercised               Value of Unexercised in-the-
                    Acquired on                   Options at Year-End <F2>               Money Options at Year-End
                    Exercise <F1> Realized     ------------------------------        ---------------------------------
       Name           (number)      ($)        Exercisable      Unexercisable        Exercisable         Unexercisable
-----------------   ------------- --------     -----------      -------------        -----------         -------------
Michael G. Burnam       --          --            24,983            38,017            $ 236,742            $ 358,775

P. Crismon Burnam       --          --            24,983            38,017            $ 236,742            $ 358,775

Stephen M. Dulle        --          --            21,512            41,488            $ 194,222            $ 353,568

Timothy B. Burnam       --          --            19,800            29,700            $ 188,100            $ 282,150

-------------------
<F1>  Options are exercisable one-fifth each on the first, second, third, fourth and fifth anniversaries of the date of grant, respectively.

<F2>  Represents aggregate options to purchase Common Shares or Units.

Option Plan

      See Proposal 2 - Approval of Amendment and Restatement of Option Plan for a description of the Storage Trust Realty 1994 Share Option Plan, as currently in effect (the AOption Plan"). Options were granted to various employees in 1996. See "Option Grants" above. Also, the Company's Independent Trustees received options in 1996 as described under "Compensation of Trustees" below.

Incentive Compensation

      The Company's bonus incentive compensation plan for the three senior executive officers has been revised for 1997. This plan awards a bonus to executive officers covered under the plan based on the achievement of specified targets and goals for the Company and the individual officer. The plan provides for bonuses of 0% to 100% of base compensation based on the achievement of targeted annual increases in shareholder return and per share Funds from Operations and other subjective factors as determined by the Executive Compensation Committee. If the amendment to the Option Plan is approved by shareholders, it is anticipated that for 1997 and future years one-half of an officer's bonus in excess of the target amount of 40% of base compensation will be paid in Common Shares or Units subject to transferability restrictions. For additional details, see "Executive Compensation Committee Report on Executive Compensation."

Retirement Savings Plan

      In 1995, the Company adopted a retirement savings plan (the Plan) for its full-time employees. The Plan is a qualified plan pursuant to Sections 401(a) and 401(k) of the Internal Revenue Code. Participants in the Plan may elect to contribute a portion of their compensation to the Plan and the Company is obligated to make a matching contribution for the employee equal to 50% of the participant's contribution to the Plan, up to 2% of the participant's compensation. The Company's contribution to the Plan was approximately $14,000 in 1996.

      The Company made employer contributions of $3,014, $2,877, $2,250 and $1,995 during 1996 for Messrs. Michael Burnam, Crismon Burnam, Stephen Dulle and Timothy Burnam, respectively.

Compensation of Trustees

      Since the initial public offering through 1996, the Company paid its Independent Trustees an annual fee of $12,000 in cash, plus $1,000 in cash for each meeting attended (in person or by telephone). Trustees who are also officers or employees of the Company are not paid any Trustees' fees. In addition, the Company reimburses all Trustees for expenses incurred in attending meetings.

      Assuming approval of the amendment to the Option Plan being proposed to the shareholders, in 1997 the Company will pay its Independent Trustees an annual fee in Common Shares with a market value of $12,000 at the time of issuance, plus $1,000 in cash for each regular meeting attended (in person or by telephone) and $500 in cash for each committee meeting attended (in person or by telephone).

     Pursuant to the Option Plan (described above), each Trustee who is not an officer or employee of the Company was or will be granted, effective as of the later of the Trustee's initial election or appointment or the completion of the Company's initial public offering, a ten-year option to acquire 3,000 Common Shares at the initial public offering price of $17.50 or fair market value on the date of grant, as applicable. Additionally, each Trustee who is not an officer or employee of the Company has been and will be, as of the close of each annual shareholders' meeting after such Trustees initial election or appointment, granted a ten-year option to acquire an additional 3,000 Common Shares at the fair market value of the Common Shares on the date of grant. The initial options for 3,000 Common Shares are not exercisable until after the first anniversary of the date of grant; the Trustees' options awarded periodically thereafter vest immediately. The exercise price is payable in cash. See "Proposal 2 -- Approval of Amendment and Restatement of Option Plan" for information regarding dividend equivalent rights which will be awarded with such options in the future.

Non-competition Agreements and Termination of Employment

      Messrs. Michael and Crismon Burnam have each entered into a non-competition agreement with the Company which requires each of them to devote their full business time to the Company. The non-competition agreements entered into by Messrs. Michael and Crismon Burnam (a) prohibit each of them from, directly or indirectly, owning, acquiring, operating or developing any self-storage properties other than on behalf of the Company during the period each of them is an officer or Trustee of the Company and for a period of two years thereafter, unless their termination is not voluntary, and (b) prohibit each of them from actively engaging in property management, development or leasing of other real estate properties, during the period each of them is an officer or Trustee of the Company and for a period of one year after his termination as an officer or Trustee of the Company, unless such termination is not voluntary.
Mr. Gordon Burnam has entered into a non-competition agreement with the Company which requires him to devote at least one-half of his business time to the Company and prohibits him from, directly or indirectly, owning, acquiring, operating or developing any self-storage properties other than on behalf of the Company during the period he is an officer or Trustee of the Company and for a period of two years thereafter, unless his termination is not voluntary. Additionally, Mr. Stephen Dulle has agreed to devote his full business time to the Company.

Compensation Committee Interlocks and Insider Participation

     There are no Executive Compensation Committee interlocks or insider
participation on the Executive Compensation Committee.   Mr. Michael Burnam,
however, serves as an "ex officio" (non-voting) advisor to the Executive Compensation Committee. The sole purpose of Mr. Michael Burnam's position as an "ex officio" advisor to the Executive Compensation Committee is to furnish whatever information may be necessary in order for the Executive Compensation Committee to function. Mr. Burnam has not been and will not be present at the time of deliberations or at the time of any vote by the Executive Compensation Committee concerning compensation of the Company's executive officers, including his own.

Executive Compensation Committee Report on Executive Compensation

     Payment of cash compensation to the executive officers of the Company began in November 1994. The base salary paid to the Company's executive officers during 1994 and 1995, and initial option grants to the Company's executive officers were determined prior to that time by Messrs. Gordon, Michael and Crismon Burnam, the then-current Trustees and officers of the Company. In making these determinations, the management of the Company considered job responsibilities, the salaries paid and options granted to executive officers of other REITs similar to the Company, as well as the salaries paid to and past performance of such persons in their prior capacities at BHC or elsewhere.

      For 1996, the Company's Executive Compensation Committee built on the traditional compensation policies of BHC, adapted to the Company's competitive environment of similar publicly-traded REITs. The Company established a bonus incentive compensation plan for its executive officers, which provided for cash bonuses of 0% to 75% of base compensation based on the achievement of targeted annual increases in per share Funds from Operations and other goals as determined by the Executive Compensation Committee. In 1996 the Company paid cash bonuses of 65% of base compensation to the three senior executive officers, including the Chief Executive Officer, based on the achievement of these goals. See "Incentive Compensation" above. Also, the Company has adopted the Option Plan, which authorizes the Executive Compensation Committee to grant options for Units (exchangeable for Common Shares on a one-for-one basis) to the Company's executive officers and other employees at exercise prices determined by the Executive Compensation Committee. See "Option Plan" above. Through these plans and other means, the Executive Compensation Committee intends to maintain strong links between executive officer compensation and corporate and individual performance.

       For 1997 and future years, the Company's Executive Compensation Committee commissioned FPL Associates, compensation consultants, to conduct a compensation study of the Company. Based upon this study, the Board is submitting an amendment and restatement of the Option Plan, pursuant to which the Option Plan will become the 1994 Share Incentive Plan, for the approval of the shareholders. See "Proposal 2-Approval of Amendment and Restatement of Option Plan." This study contained detailed compensation and performance data on self-storage REITs and other REITs. The Company believes that its compensation levels compare favorably to its peer groups described in the study and targets competitive compensation levels for its executive officers.

        The Company's salary structure is designed to attract and retain highly qualified executives. This is accomplished by providing competitive base salaries and meaningful incentives, including short-term and long-term incentives, intended to reward performance. These incentives are designed to deliver competitive levels of compensation consistent with the performance of the Company.

        Benchmarks for determining bonus levels include achievement of financial goals (80%), which consist of targeted Funds from Operations (weighted 75%) and increases in shareholder value (weighted 25%), and qualitative assessments of the executive's performance (20%). The target amount of bonus for each of the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer is 40% of salary. If the amendment to the Option Plan is approved by shareholders, it is anticipated that one-half of an officer's bonus in excess of 40% will be paid in Common Shares or Units, subject to transferability restrictions.

        The long-term incentives for the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer are in the form of nonqualified option grants. If the amendment to the Option Plan is approved, it is anticipated that such options will be granted with dividend equivalent rights entitling the holder to credits towards the exercise price of the options equal to certain percentages of dividends paid on Common Shares based on the achievement of various targeted shareholder returns. The Executive Compensation Committee recognizes that the interests of the shareholders are best served by giving key employees the opportunity to participate in the appreciation of the Company's Common Shares through the granting of options. The Executive Compensation Committee believes that over an extended period of time, share performance will reflect executive performance and that such arrangements further reinforce management goals and incentives to achieve shareholders' objectives.

        The Executive Compensation Committee does not believe that the Company's compensation policies will be affected by the $1 million compensation deduction limit.

                       Executive Compensation Committee
                              Randall K. Rowe
                              Daniel C. Staton

Performance Graph

       The following line graph compares the change in the Company's cumulative shareholder return on its Common Shares to the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the NAREIT Equity REIT Total Return Index ("NAREIT Index") from November 8, 1994, the effective date of the Company's initial public offering of Common Shares, to December 31, 1996. The graph assumes the investment of $100 in the Company and each of the indices on November 8, 1994 and the reinvestment of all dividends. The NAREIT Index for November 1994 was prorated to adjust for the partial month. The return shown on the graph is not necessarily indicative of future performance.


                              [graph]


                        11/08/94      12/31/94      12/31/95       12/31/96
                     ----------------------------------------------------------
--------------------
Storage Trust Realty    $100.00        $102.14       $138.71        $177.78
-------------------------------------------------------------------------------
NAREIT Index            $100.00        $103.52       $122.47        $163.04
-------------------------------------------------------------------------------
S&P 500 Index           $100.00        $ 98.63       $135.69        $166.80
-------------------------------------------------------------------------------


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Management Company

       Storage Realty Management Co. (the "Management Company"), 95% of the voting common shares of which are owned by BHC, manages facilities which are owned by unrelated third-parties. The Management Company also conducts various other businesses, such as the sale of locks, the rental of trucks and the processing of customer property insurance at various facilities, which, if conducted by the Company or Storage Trust Properties, L.P. (the "Operating Partnership"), could jeopardize the Company's qualification as a REIT.

Other Transactions

       Pursuant to a Corporate Services Agreement among the Management Company, the Operating Partnership and the Company, the Operating Partnership and the Management Company provide various managerial, administrative, accounting, and other services related to the operations and administration of the Management Company, the Operating Partnership and the Company. The Corporate Services Agreement provides for the parties to reimburse the Operating Partnership and the Management Company quarterly for costs incurred with respect to this agreement. The Corporate Services Agreement was amended as of January 1, 1996 to take into account the truck rental business conducted by the Management Company. The Corporate Services Agreement had an initial term through December 31, 1995. The Corporate Services Agreement has been renewed for additional one-year terms and will continue to be renewed for consecutive one-year terms, provided that the Company, the Operating Partnership and the Management Company mutually consent to each such renewal at least 60 days before the expiration of the then-current term. The Corporate Services Agreement may be terminated earlier in the event that the Operating Partnership no longer owns more than 50% of the preferred stock of the Management Company, in the event of a material default by the Management Company, the Operating Partnership or the Company (which is not cured within certain specified time periods), or in the event of the voluntary or involuntary bankruptcy of the Management Company. During 1996, reimbursements incurred pursuant to the Corporate Services Agreement were as follows: by the Company to the Operating Partnership, $77,928; and by the Management Company to the Operating Partnership, $195,578.

                               SECURITY OWNERSHIP

     The following table sets forth the beneficial ownership of the Common Shares as of February 18, 1997 (except where so noted) for (1) each person who is known to the Company to have been the beneficial owner of more than five percent of the Common Shares outstanding on February 18, 1997, (2) each Trustee and executive officer of the Company and (3) the Company's Trustees and executive officers as a group. There are no other persons who are known by the Company to be the beneficial owner of more than five percent of the Common Shares, which are the only voting securities of the Company. Units are exchangeable into Common Shares, and the number of Common Shares beneficially owned by a person for the purposes of this presentation includes the number of Common Shares into which Units beneficially owned by the person are exchangeable. The number of Common Shares beneficially owned by a person also includes the number of Common Shares or Units for which a person holds an option, exercisable within sixty days of February 18, 1997, to acquire. The percent of Common Shares beneficially owned by a person assumes that all Units held by the person are exchanged for Common Shares and that none of the Units held by other persons are so exchanged and that options exercisable within sixty days of February 18, 1997 to acquire Common Shares or Units held by the person are exercised and no options to acquire Common Shares or Units held by other persons are exercised. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and dispositive power.

                                                       Common         Percent
                                                       Shares         of All
                                                    Beneficially      Common
   Name and Address of Beneficial Owner <F1>         Owned <F2>     Shares <F2>
------------------------------------------------    ------------    -----------
Public Employees Retirement System of Ohio <F3>        986,700         7.66

Gordon Burnam <F4><F5><F6><F7>. . . . . . .            480,317         3.64

Michael G. Burnam <F5><F6><F7>. . . . . . .            386,336         2.94

P. Crismon Burnam <F5><F6><F7>. . . . . . .            387,288         2.94

Timothy B. Burnam <F5><F6><F7>. . . . . . .            378,863         2.88

Stephen M. Dulle <F7>. . . . . . . . . . .              31,638          .25

Kimberly Flower <F5><F6><F7>. . . . . . . .            379,223         2.88

Burnam Holding Companies Co. <F5>. . . . .             184,154         1.41

Burnam Storage Associates L.L.C. <F6>. . .             174,269         1.35

Blake Eagle <F7>. . . . . . . . . . . . . .             11,000          .09

Daniel C. Staton <F7>. . . . . . . . . . .               9,000          .07

Randall K. Rowe <F7>. . . . . . . . . . . .             15,000          .12

Fredrick W. Petri <F7>. . . . . . . . . . .             12,100          .09

All Trustees and executive officers as a
group (9 persons) . . . . . . . . . . . . .            657,073         4.93

See notes on following page.

                                        13


Notes to Security Ownership table:

<F1>  Unless otherwise noted, the address for each of the persons or entities is
      2407 Rangeline Street, Columbia, Missouri 65202.

<F2>  Units are exchangeable into Common Shares, and the number of Common Shares beneficially owned by a person for the purposes of this presentation includes the number of Common Shares into which Units beneficially owned by the person are exchangeable. The number of Common Shares beneficially owned by a person also includes the number of Common Shares or Units for which a person holds an option, exercisable within sixty days of February 18, 1997, to acquire. The percent of Common Shares beneficially owned by a person assumes that all Units held by the person are exchanged for Common Shares and that none of the Units held by other persons are so exchanged and that options exercisable within sixty days of February 18, 1997 to acquire Common Shares or Units held by the person are exercised and no options to acquire Common Shares or Units held by other persons are exercised.

<F3>  Information with respect to beneficial ownership by Public Employees
      Retirement System of Ohio is included herein in reliance on a Schedule 13G dated January 31, 1997 filed by Public Employees Retirement System of Ohio with the Securities and Exchange Commission. The Schedule 13G indicates that Public Employees Retirement System of Ohio may be deemed, as of December 31, 1996, to have sole voting power for 986,700 Common Shares, sole power to direct the disposition of 986,700 Common Shares and shared power to vote or direct the disposition of no Common Shares. The address of Public Employees Retirement System of Ohio is 277 East Town Street, Columbus, Ohio 43215.

<F4>  Gordon Burnam (and his wife Bonnie Burnam) beneficially owns 67,859 Common
      Shares and 34,235 Units directly.

<F5>  Burnam Holding Companies Co. beneficially owns 1,333 Common Shares and
      182,821 Units. Burnam Holding Companies Co. is owned approximately one-fifth by each of: Gordon and Bonnie Burnam; Michael G. Burnam; P. Crismon Burnam; Timothy B. Burnam; and Kimberly Flower. Each such owner of Burnam Holding Companies Co. may be deemed to beneficially own the Common Shares and Units owned by Burnam Holding Companies Co. Each such owner of Burnam Holding Companies Co. disclaims beneficial ownership of the Common Shares and Units owned by Burnam Holding Companies Co.

<F6>  Burnam Storage Associates, L.L.C. beneficially owns 112,500 Common Shares and 61,769 Units. Burnam Storage Associates, L.L.C. is owned approximately one-fifth by each of: Gordon and Bonnie Burnam; Michael G. Burnam; P. Crismon Burnam; Timothy B. Burnam; and Kimberly Flower. Each such owner of Burnam Storage Associates, L.L.C. may be deemed to beneficially own the Common Shares and Units owned by Burnam Storage Associates, L.L.C. Each such owner of Burnam Storage Associates, L.L.C. disclaims beneficial ownership of the Common Shares and Units owned by Burnam Storage Associates, L.L.C.

<F7>  Common Shares owned by such persons include the following numbers of
      Common Shares for which such persons held options which are exercisable within 60 days of February 18, 1997: Gordon Burnam, 19,800; Michael G. Burnam, 24,983; P. Crismon Burnam, 24,983; Timothy B. Burnam, 19,800; Stephen M. Dulle, 21,512; Kimberly Flower, 19,800; Blake Eagle, 9,000; Daniel C. Staton, 9,000; Randall K. Rowe, 9,000; Fredrick W. Petri, 9,000.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's Trustees, certain of the Company's officers, and beneficial owners of more than 10 percent of the Company's outstanding Common Shares, to file reports of ownership and changes in ownership of the Company's Common Shares with the Securities and Exchange Commission and to send copies of such reports to the Company. Based solely upon a review of such reports and amendments thereto furnished to the Company and upon written representations of certain of such persons that they were not required to file certain of such reports, the Company believes that no such person failed to file any such report on a timely basis during 1996.

                                PROPOSAL 2

           APPROVAL OF AMENDMENT AND RESTATEMENT OF OPTION PLAN

Description of Option Plan as Currently in Effect

     The Company has adopted the Option Plan to provide incentives to attract and retain Trustees, officers and key employees and service providers. The description of the Option Plan set forth below is qualified in its entirety by reference to the text of the Option Plan, a copy of which has been filed with the Securities and Exchange Commission.

      The Option Plan provides for the grants of options to purchase a specified number of Common Shares or Units ("Options"). Under the Option Plan, the total number of Common Shares available for grant and available to be issued upon exchange of Units issued under the Option Plan is currently 730,000. An increase in the numbers of such Common Shares from 530,000 to the current 730,000 was approved at the 1996 Annual Meeting of Shareholders. Upon certain extraordinary events, the Executive Compensation Committee may make such adjustments in the aggregate number and kind of Common Shares or Units reserved for issuance, the number and kind of Common Shares or Units covered by outstanding awards and the exercise prices specified therein as they determine to be appropriate.

      Participants in the Option Plan, who may be Trustees, officers or employees of, or service providers to, the Company, its subsidiaries or designated affiliates, are selected by the Executive Compensation Committee. Four Trustees (excluding those who are officers of the Company), 6 officers, approximately 340 full-time employees and an indeterminate number of service providers are currently eligible to participate in the Option Plan. The Executive Compensation Committee also determines the terms of Options granted under the Option Plan including, among other things, the individuals who shall receive Options, whether Incentive Share Options ("ISOs") or nonqualified Otions for Common Shares or Units shall be granted, the number of Common Shares or Units subject to each Option and the vesting schedule and expiration date applicable to each such Option. Trustees of the Company are also eligible to participate, but in the case of Trustees who are not also officers or employees of the Company, only pursuant to automatic grants under a specified formula set forth in the Option Plan. See "Executive Compensation Compensation of Trustees."

     With certain limited exceptions, the Board may amend the Option Plan and any Option outstanding thereunder without the approval of the shareholders, provided that no amendment may alter or impair the rights of a participant with respect to an Option previously granted without the consent of such participant (except for any amendment made to cause the Option Plan to qualify for an exemption provided by Rule 16b-3 under the Exchange Act).

     The Option Plan authorizes the Executive Compensation Committee to grant Options at an exercise price determined by the Executive Compensation Committee. Such price cannot be less than 100% of the fair market value of the Common Shares or Units on the date on which the Option in respect thereof s granted. Subject to the limitations described below regarding REIT qualification and taxes, with respect to any individual, the aggregate fair market value (determined at the time the Option is granted) of Common Shares with respect to which ISOs may be granted under the Option Plan, which Options are exercisable for the first time during any calendar year, may not exceed $100,000, and there is no limit on the number of nonqualified Options that may be granted to any one individual. No Option may be granted or exercised if the grant or exercise of such Option could cause the Company to fail to qualify as a REIT for federal income tax purposes or to incur additional taxes under Section 857 of the Internal Revenue Code of 1986, as amended (the "Code"). The exercise price is payable in cash. The vesting provisions of the Options are determined by the Executive Compensation Committee.

       Notwithstanding the foregoing references to the Executive Compensation Committee, the authority to grant and administer Options awarded to persons who perform services for the Management Company and who are not subject to Section 16(a) of the Exchange Act with respect to the Company is vested in the board of directors of the Management Company or a committee of two or more directors of the Management Company. All Options granted to such persons will be Unit Options.

      The right of any participant to exercise an Option may not be transferred in any way other than by will or the laws of descent and distribution.

Proposed Amendment to Option Plan

     On February 4, 1997, the Board approved, subject to the approval of the shareholders, an amendment to the Option Plan, which, among other things, restated and changed the name of the Option Plan to the 1994 Share Incentive Plan. The following is a description of the proposed amendment to the Option Plan as currently in effect and as described above. The description of the proposed amendment set forth below is qualified in its entirety by reference to the text of the 1994 Share Incentive Plan, as amended and restated (the Amended
Plan), a copy of which is attached to this Proxy Statement as Appendix A and incorporated by reference herein.

     The Board and the Executive Compensation Committee believe that the Option Plan has been important in permitting the Company and its subsidiaries to attract and retain Trustees and key officers and employees and believe that the Amended Plan is in the best interests of the Company, its employees and its shareholders. Therefore, the Board recommends that shareholders vote for the approval of the Amended Plan. Each valid proxy returned to the Company will be voted for the adoption of the Amended Plan unless the proxy specifies otherwise. The affirmative vote of the holders of a majority of the Common Shares for which votes are cast at the annual meeting is required to adopt this proposal. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
Both abstentions and broker non-votes will count toward the presence of a quorum.

     Mr. Michael Burnam and the other most highly compensated executive officers of the Company have received Options for Common Shares under the Option Plan as currently in effect as follows: Messrs. Michael Burnam, P. Crismon Burnam and Stephen M. Dulle, 63,000 each; and Mr. Timothy B. Burnam, 49,500. Gordon Burnam, the Chairman of the Board and the father of Messrs. Michael, P. Crismon and Timothy B. Burnam, and Kimberly Flower, the Secretary and the sister of Messrs. Michael, P. Crismon and Timothy B. Burnam, have received options for 49,500 Common Shares each under the Option Plan. The Company's Trustees who are not also officers or employees of the Company have each received and will receive Options for Common Shares under the Option Plan as described under "Executive Compensation-Compensation of Directors" above. The Company's executive officers as a group have received Options for an aggregate of 288,000 Common Shares or Units under the Option Plan, the Company's Trustees who are not executive officers have received Options for an aggregate of 36,000 Common Shares under the Option Plan and the employees of the Company and its subsidiaries (including the Management Company) as a group (excluding executive officers of the Company) have received Options for an aggregate of 128,210 Common Shares or Units under the Option Plan.

      The following table sets forth information with respect to new awards under the Amended Plan which have been made but which are conditional on approval of the Amended Plan by the shareholders. Additional awards under the Amended Plan may be made in the future.

                                              Dollar          Number
          Name and Position                  Value ($)       of Units
---------------------------------------      ---------       --------
Michael G. Burnam                               n.a.        210,000 <F1>
Chief Executive Officer and Trustee

P. Crismon Burnam                               n.a.        200,000 <F1>
Chief Operating Officer and Trustee

Stephen M. Dulle                                n.a.        190,000 <F1>
Chief Financial Officer

Timothy B. Burnam                               <F3>        <F3>
Vice President - Construction and Development

Executive Officers as a Group                   n.a.        600,000 <F1>

Non-Executive Trustees as a Group               <F2>        <F2>

Non-Executive Officer Employees as a Group      <F3>        <F3>

--------------------------------

<F1>  Grants of this number of nonqualified Options for Units at the fair market value on the date of grant. Such options vest one-fifth each on the first, second, third, fourth and fifth anniversaries of the date of grant. Such Options expire on the tenth anniversary thereof or earlier if the officer's service with the Company ceases. These options have DERs (as defined below) attached to them as described below. Additionally, these Executive Officers may in the future receive a portion of their bonus in the form of Common Shares or Units issued under the Amended Plan. See "Executive Compensation -- Executive Compensation Committee Report on Executive Compensation. Based on the closing sale price of the Common Shares of $26.75 on the New York Stock Exchange on February 21, 1997, the market value of the underlying 600,000 Common Shares and Units was $16,050,000.

<F2>  As described below, the Trustees who are not officers or employees of the
      Company will (a) receive their annual fee of $12,000 in Common Shares issued quarterly and (ii) have DERs attached to the formula Options granted them.

<F3>  It is anticipated that awards will be made to key employees of the Company in the near future; however, the amount of such awards has not been determined.


      In total, the Company and its subsidiaries (including the Management Company) have previously granted Options to purchase an aggregate of 452,210 Common Shares and Units under the Option Plan as currently in effect, of which 30,210 have been canceled due to employee terminations and 600 have been exercised, leaving 308,000 Common Shares available for grant and available to be issued upon exchange of Units issued under the Option Plan as currently in effect. The Amended Plan would increase the total number of Common Shares and Units available thereunder to 1,375,407 (i.e., 10% of the aggregate number of outstanding Common Shares and Units as of February 4, 1997, the date on which the Board approved the Amended Plan). With the additional Options awarded conditional on shareholder approval of the Amended Plan (as set forth in the table above), Options for 1,021,400 Common Shares and Units remain outstanding, which would leave a total of 353,407 Options for Common Shares and Units available under the Amended Plan.

     Under the Amended Plan, the number of Common Shares and Units available will increase on each January 1 to an amount equal to 10% of the aggregate number of outstanding Common Shares and Units on such date; provided, however, that no adjustment will be made if the aggregate number of outstanding Common Shares and Units on any such date has decreased from the number previously used to establish the number of Common Shares and Units available under the Amended Plan.

     The closing sale price of the Common Shares on the New York Stock Exchange on February 18, 1997 was $26.125. Based on that price, the market value of the 421,400 Common Shares and Units underlying outstanding Options (not including those Options awarded conditional on shareholder approval of the Amended Plan) was $11,009,075, and the market value of the 308,000 Common Shares and Units currently available under the Option Plan was $8,046,500. Based on that price, the market value of the 1,021,400 Common Shares and Units underlying outstanding Options (including those Options awarded conditional on shareholder approval of the Amended Plan) was $26,684,075, and the market value of the 353,407 Common Shares and Units which would be available under the Amended Plan was $9,232,758.

     In addition to increasing the number of Common Shares and Units available, the Amended Plan also contains certain other amendments to the Option Plan as currently in effect. The following sections describe the material aspects of such amendments. As with the Option Plan as currently in effect, notwithstanding the references to the Executive Compensation Committee, the authority to grant and administer awards under the Amended Plan to persons who perform services for the Management Company and who are not subject to Section 16(a) of the Exchange Act with respect to the Company is vested in the board of directors of the Management Company or a committee of two or more directors of the Management Company.

     Incentive Share Options and Nonqualified Options

     The Amended Plan eliminates the ability to award ISOs. All Options issued pursuant to the Amended Plan will be nonqualified Options. For a discussion of the federal income tax consequences of Options, see Federal Income Tax Consequences of Options below.

      Common Share and Unit Awards

      The Amended Plan provides for the award of Common Shares or the right to receive Common Shares (AShare Awards") and Units or the right to receive Units (Unit Awards) to participants. The earning, vesting and distribution of Share Awards and Unit Awards may be subject to one or more conditions established by the Executive Compensation Committee. Such conditions may relate to events (such as performance or continued employment) occurring before or after the date the Share Awards or Unit Awards are granted, or the date the Common Shares or Units are earned by, vested in or delivered to the participant. Share Awards and Unit Awards may provide for delivery of the Common Shares or Units at the time of grant or may provide for a deferred delivery date, including delivery upon the satisfaction of certain conditions. The Executive Compensation Committee, in its sole discretion, may provide with respect to a Unit Award that Units shall be converted to Common Shares immediately upon delivery of the Units.

        Dividend and Distribution Equivalent Rights

        Dividend Equivalent Rights and Distribution Equivalent Rights (each,
DERs) may be awarded in conjunction with Options for Common Shares and Share Awards and Options for Units and Unit Awards, as applicable. DERs entitle the participant, with respect to each dividend or distribution payment date related to a record date upon which Options for Common Shares, Options for Units, Share Awards or Unit Awards are outstanding, to a payment or credit in an amount equal to all or a percentage of the dividends or distributions payable with respect to a Common Share or Unit, as applicable. DERs will be subject to such conditions, limitations and restrictions as the Executive Compensation Committee shall determine.

       Pursuant to the Amended Plan, unless determined otherwise by the Executive Compensation Committee, each Common Share or Unit underlying an
Option granted under the Amended Plan on and after February 4, 1997 shall be awarded with a DER. Additionally, each Option granted an Independent Trustee on or after February 4, 1997 pursuant to the formula set forth in the Amended
Plan shall be awarded with a DER. See Executive Compensation-Compensation of Trustees for information regarding such Options. Such DER entitles the participant to a credit of a certain percentage of the dividends or distributions payable during a calendar year on payment dates with respect to record dates on which the Option was outstanding. The applicable percentages, which are set forth in the Amended Plan attached to this Proxy Statement as Appendix A, are based upon the annual total shareholder return for such calendar year as determined by the Executive Compensation Committee. Unless provided otherwise by the Executive Compensation Committee, DER credits accumulated in this manner may only be used to pay a portion or all of the exercise price with respect to an Option. DER credits may not be used with respect to the exercise of any Option for which the fair market value of the underlying Common Shares or Units on the exercise date is less than the exercise price without taking into account the DER credit.

      Payment of Annual Fee of Independent Trustees in Common Shares

      Commencing with the calendar quarter ending June 30, 1997, as of the last day of each calendar quarter, Independent Trustees shall be paid their annual fee for such quarter in arrears with a number of Common Shares equal to $3,000 (or the quarterly portion of the annual fee specified by the Board from time to time) divided by the fair market value of a Common Share as of the last day of the calendar quarter. Independent Trustees who served only a portion of the quarter will receive a pro rata number of Common Shares. Any fractional Common Shares will be rounded up to the nearest whole Common Share.

      Federal Income Tax Consequences of Nonqualified Options

      The tax discussion below does not purport to be a complete analysis of the potential tax consequences relevant to the recipients of Options or to the Company, or to describe tax consequences based on particular circumstances. It is based on federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time.

      Tax Consequences to the Participant

      Under the Amended Plan, the Executive Compensation Committee may grant nonqualified Options to the Company's officers and key employees. Nonqualified Options consist of Options to acquire Units and Options to acquire Common Shares that are not intended to qualify as ISOs, which may not be awarded under the Plan. Under the Code provisions applicable to an Amended Plan participant, the participant's receipt of an Option should not result in
recognition of income or loss for federal income tax purposes.   At the time of
exercise, however, the difference between the fair market value of the Common Shares or Units that are subject of the Option and the exercise price, if any, will generally constitute ordinary income to the participant.

     A participant will generally recognize taxable gain or loss on the subsequent sale of Common Shares acquired pursuant to the exercise of an Option, which will be treated as a long or short term capital transaction depending on the participant's holding period. With respect to Units acquired pursuant to the exercise of an Option granted under the Amended Plan, the participant will generally recognize taxable gain or loss upon the exchange of the Units for Common Shares, which will be treated as a long or short term capital transaction depending on the participant's holding period. The amount of such gain or loss will be measured by the difference between the fair market value of the shares at the conversion date and the participant's tax basis in such Units at the conversion date. The participant will also recognize taxable gain or loss on the subsequent sale of the Common Shares, which will be treated as a long or short term capital transaction depending on the participant's holding period, and will be measured by the difference between the amount realized upon the sale of the Shares and the fair market value of the Shares at the time the Units were converted into Shares, plus any amounts previously received from the Company as a return of capital.

       Tax Consequences to the Company

       Generally, the Company (or, as applicable, the subsidiary or affiliate that is the employer of a participant at the time an Option is awarded under the Amended Plan) is entitled to a tax deduction in the year and to the extent that the participant recognizes ordinary income as a result of the exercise of an Option.

                                     PROPOSAL 3
                 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

       The Board, upon the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP as the Company's independent auditors for 1997. A proposal to ratify this appointment will be presented at the Annual Meeting.
The affirmative vote of a majority of the votes cast at the Annual Meeting will be necessary to adopt this proposal. For purposes of the vote on this matter, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be counted toward the presence of a quorum.

        Each valid proxy returned to the Company will be voted for the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 1997 unless the proxy specifies otherwise. The Board recommends that shareholders vote for the ratification of such appointment. The Board also retains the right to appoint substitute independent auditors at any time during 1997 for any reason whatsoever upon the recommendation of the Audit Committee.

        The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the Annual Meeting if they desire to do so.

                               SHAREHOLDER PROPOSALS

        Shareholder proposals intended to be presented at the 1998 annual meeting of shareholders must be received by the Company at its principal executive offices on or before October 30, 1997 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.


                            PROXY SOLICITATION EXPENSE

        The cost of soliciting proxies will be borne by the Company. The Company will also request persons, firms and corporations holding shares beneficially owned by others to send proxy material to, and obtain proxies from, the beneficial owners of such shares and will, upon request, pay the holders' reasonable expenses for doing so.

                                 APPENDIX A

                              STORAGE TRUST REALTY
                           1994 SHARE INCENTIVE PLAN
                 (formerly known as the 1994 Share Option Plan)
                 ----------------------------------------------
              (As Amended and Restated, Effective February 4, 1997)


                                  ARTICLE 1.

                      BACKGROUND AND PURPOSE OF THE PLAN

     1.1.  Background. Storage Trust Realty, a Maryland real estate investment
           ----------
trust (the "REIT"), is the general partner of Storage Trust Properties, L.P. (the "Partnership"), a Delaware limited partnership. The Partnership owns all of the preferred stock of Storage Realty Management Co., a Delaware corporation (the "Management Company"). The REIT, the Partnership and the Management Company are each referred to individually as an "Affiliated Company," and collectively as the "Affiliated Companies."

     1.2.  Purpose and Effective Date.  The Storage Trust Realty 1994 Share
           --------------------------
Option Plan was adopted in November 1994 to enable each of the Affiliated Companies to attract, retain and motivate individuals to perform services as directors, officers, employees and/or otherwise by providing for or increasing the opportunity for such individuals to share in the growth and success of the Affiliated Companies through proprietary interests in the REIT and/or the Partnership. Effective as of February 4, 1997 (the "Effective Date"), the Plan has been renamed the "Storage Trust Realty 1994 Share Incentive Plan," and amended and restated as set forth herein, subject to the approval of the REIT's shareholders.

                              ARTICLE 2.

                       DEFINITIONS AND CONSTRUCTION

      2.1.  Definitions.  In addition to the terms defined elsewhere in the
            -----------
Plan, capitalized terms shall have the following meanings:

      (a)      "Award" means the award of Options, Shares, Units or DERs.

      (b)      "Code" means the Internal Revenue Code of 1986, as amended.

      (c) "Committees" means the REIT Committee and the Management Company Committee (individually, each referred to as a "Committee").

      (d) "Conversion Right" means the right described in Section 4.2(e)(1) of the Agreement of Limited Partnership of Storage Trust Properties, L.P., as amended, providing for the exchange of Units for Shares.

      (e) "DER" means a Dividend Equivalent Right awarded with respect to a Share Option or a Distribution Equivalent Right awarded with respect to a Unit Option, as described in Article 7.

      (f) "Employer" means the Affiliated Company for whom an individual provides or is expected to provide services as an employee or otherwise, and for which services the individual is granted an Award under the Plan.

      (g) "Exchange Act" means the Securities Exchange Act of 1934, as from time to time amended.

      (h) "Management Company Committee" means the Board of Directors of the Management Company, or a committee appointed by the Board of Directors for the purpose of granting Unit Options and Unit Awards under the Plan (including related DERs), and exercising certain administrative responsibilities with respect thereto, composed of two or more members of the Board of Directors of the Management Company.

      (i) "Non-employee Trustee" means a member of the Board of Trustees of the Independent REIT who is not an employee of the REIT and who also is an "Independent Trustee" as defined in the REIT's Declaration of Trust.

      (j) "Options" means Share Options and/or Unit Options. All Options under the Plan shall be nonqualified options that are not intended to satisfy section 422 of the Code.

      (k) "Participant" means an individual who has been granted an Award under the Plan.

      (l) "Plan" means the Storage Trust Realty 1994 Share Incentive Plan, as set forth herein and as from time to time amended.

      (m) "REIT Committee" means a committee appointed by the Board of Trustees of the REIT for the purpose of granting Awards under the Plan and administering the Plan, composed of two or more Trustees, at least a majority of whom are "Independent Trustees" as defined in the REIT's Declaration of Trust, and each of whom is a "non-employee director" within the meaning of Rule 16b-3.

      (n) "Rule 16b-3" means Rule 16b-3 promulgated under Section 16 of the Exchange Act.

      (o) "Share Award" means the award of a Share or the right to receive a Share (a "phantom share"), subject to the; restrictions, if any, established by the REIT Committee.

      (p)      "Share Option" means a right granted under the Plan to purchase
Shares.

      (q) "Shares" means common shares of beneficial interest, $0.01 par value per share, of the REIT.

      (r)      "Trustee" means a member of the Board of Trustees of the REIT.

      (s) "Unit Award" means the award of a Unit or the right to receive a Unit (a "phantom unit"), subject to the restrictions, if any, established by the applicable Committee.

      (t) "Unit Option" means a right granted under the Plan to purchase Units. Units purchased under a right granted under the Plan will represent limited partnership interests in the Partnership.

      (u) "Units" means units of limited partnership interest in the Partnership.

           2.2.  Construction.  Whenever the context so admits, the singular or
                 ------------
plural number, and the masculine, feminine or neuter gender shall each be deemed to include the other.

                                     ARTICLE 3.
                                  ADMINISTRATION

           3.1.  Authority of Committees as to Discretionary Grants of Awards.
                 ------------------------------------------------------------

           (a) The REIT Committee shall have sole and exclusive authority to grant Awards to persons who, at the time of grant, perform services for the REIT and/or the Partnership, or who are officers, trustees, directors or other persons subject to Section 16(a) of the Exchange Act with respect to the REIT; provided, however, that in order to meet the performance-based compensation exception of Section 162(m)(4) of the Code (as amended by the Omnibus Budget Reconciliation Act of 1993), the REIT Committee may delegate its discretionary authority under this Section 3.1(a) or any other provision of the Plan to a subcommittee which consists solely of two or more "outside directors" within the meaning of Section 162(m)(4)(C) of the Code.

           (b) The Management Company Committee shall have sole and exclusive authority to grant Unit Options and Unit Awards to persons who, at the time of grant, perform services for the Management Company and are not officers, trustees, directors or other persons subject to Section 16(a) of the Exchange Act with respect to the REIT.

           3.2.  Authority of REIT Committee.  Subject to the provisions of the
                 ---------------------------
Plan, the REIT Committee shall have the following authority, powers, rights and duties in addition to those vested in it elsewhere in the Plan:

           (a) to maintain records regarding the granting and exercise of Awards made under the Plan and such other matters necessary for the orderly operation of the Plan;

           (b)   to interpret and construe the provisions of the Plan;

           (c) to grant Awards under the Plan to the class of persons described in Section 3.1(a), in such forms and amounts and subject to such restrictions, limitations and conditions as it deems appropriate, including, without limitation, awards which are made in combination with or in tandem with other awards (whether or not contemporaneously granted) or as compensation or in lieu of current or deferred compensation (provided, however, that the Awards granted to any individual with respect to the services performed for a particular Affiliated Company, together with all other compensation amounts provided in connection with such individual's performance of services for such Affiliated Company, shall not, in total, exceed a reasonable amount of compensation as determined by the Board of Trustees (with respect to the REIT) or the board of directors or similar governing authority of any other Affiliated Company);

           (d) to determine the aggregate number of Shares or Units subject to any Award granted under the Plan during any specified time period subject to the limitations of Section 4.1 hereof;

           (e) to modify the terms of, cancel and reissue, or repurchase outstanding Awards granted by it;

           (f) to prescribe the form of agreements, certificates or other instruments evidencing Awards granted under the Plan;

           (g) to correct any defect or omission and reconcile any inconsistency in the Plan or in any grant of Awards made by it; and

           (h) to make all other determinations and take all other actions as it deems necessary or desirable for the overall implementation and administration of the Plan.


          3.3.  Authority of Management Company Committee.  Subject to the
                -----------------------------------------
provisions of the Plan, in exercising its authority to grant Unit Options and Unit Awards to the classes of persons described in Section 3.1(b), the Management Company

Committee shall grant Unit Options and Unit Awards in such amounts and subject to such restrictions, limitations and conditions as such Committee deems appropriate, including, without limitation, awards which are made in combination with or in tandem with other awards (whether or not contemporaneously granted) or as compensation or in lieu of current or deferred compensation (provided, however, that the Unit Options Unit Awards granted to any individual with respect to the services performed for the Management Company together with all other compensation amounts provided in connection with such individual's performance of services for the Management Company, shall not, in total, exceed a reasonable amount of compensation as determined by the board of directors of the Management Company). Prior to each granting of Unit Options or Unit Awards hereunder, the Management Company Committee shall advise the REIT Committee of the number of Units as to which it intends to grant Awards, and immediately after the grant of such Awards such Committee shall notify the REIT Committee of such grants and the principal terms thereof. For purposes of administering those Awards granted by the Management Company Committee in accordance with the terms of the Plan, such Committee shall have the following authority, powers, rights and duties in addition to those vested in it elsewhere in the Plan:

           (a) to modify the terms of, cancel and reissue, or repurchase any outstanding Unit Options or Unit Awards granted by it;

           (b) to correct any defect or omission and reconcile any inconsistency in any Unit Options or Unit Awards granted by it.

           3.4.  General Provisions.  Neither of the Committees shall have any
                 ------------------
authority, discretion or power to select the Non-employee Trustees who will receive Options or Share Awards under the Plan or to determine the timing, amount or exercise price of Shares underlying any Option granted under
Section 6.2 of this Plan to such Non-employee trustees. All actions of the Committees shall be taken by majority vote of its members or by unanimous written consent. The determination of each Committee on matters within its authority shall be final, conclusive and binding on the Affiliated Companies and all other persons. No member of any Committee shall be liable for any action or determination made with respect to the Plan.


                                   ARTICLE 4.

                       SHARES AND UNITS SUBJECT TO AWARD

           4.1.  Number of Shares and Units Subject to Award.  Subject to
                 -------------------------------------------
the adjustment provisions of Section 4.4, the aggregate number of

           (a)   Shares which may be subject to Share Options and Share
Awards, and

           (b)   Units which may be subject to Unit Options and Unit Awards,

shall equal 10% of the aggregate number of outstanding Shares and Units on the Effective Date, plus such additional amount as may be determined as of each subsequent January 1 (the "adjustment date"), so that the number of Shares and Units reserved under the Plan shall equal 10% of the aggregate number of outstanding Shares and Units on the adjustment date; provided, however, in the event that the number of outstanding Shares as of any adjustment date are less than the number of outstanding Shares on the Effective Date or any prior adjustment date, no adjustment shall be made to the number of Shares and Units
reserved for issuance on such adjustment date.   For purposes of calculating the
number of outstanding Shares and Units, securities of the REIT or Partnership that are not Shares or Units but are convertible presently or in the future into Shares or Units shall be deemed to be outstanding Shares or Units, as applicable, equal to the number of Shares or Units into which such securities are convertible. If, and to the extent, that Awards granted under the Plan terminate, expire or are cancelled for any reason without the issuance of Shares of Units, the Shares or Units reserved for issuance pursuant to the terminated, expired or cancelled Award (and any Shares reserved in connection with the Conversion Rights of the Units) shall again be available for the granting of Awards; provided that the granting and terms of such new Awards shall in all respects comply with the provisions of the Plan. Restricted Shares or Units awarded under the Plan and later forfeited pursuant to the Plan shall again become available for Awards under the Plan. No Awards of fractional Shares or fractional Units shall be granted or issued under the Plan.

           4.2.  Character of Shares.  Shares delivered upon the exercise
                 -------------------
of a Share Option or grant or vesting of a Share Award or in connection with Conversion Rights exercised as to Units received upon the exercise of a Unit Option or grant or vesting of a Unit Award may be acquired from authorized but unissued Shares or issued Shares held in the REIT's treasury, or both. Units delivered upon the exercise of a Unit Option or the grant or vesting of a Unit Award may be acquired from the Partnership without regard to whether the Partnership has previously set aside such Units for issuance under the Plan.

           4.3.  Reservation of Shares.  There shall be reserved by the
                 ---------------------
REIT at all times for sale under the Plan and for exchange pursuant to a Conversion Right for a Unit received upon the exercise of a Unit Option an aggregate number of Shares equal to the maximum number of Shares and Units which may be subject to the granting of Awards under Section 4.1.

           4.4.  Adjustment.  In the event that the REIT Committee shall
                 ----------
determine that any extraordinary dividend or other distribution (whether in the form of cash, Shares, Units, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares, Units or other securities, the issuance of warrants or other rights to purchase Shares, Units or other securities, or other similar corporate, trust or partnership transaction or event affects the Shares or Units with respect to which Awards have been or may be issued under the Plan, such that an adjustment is determined by the REIT Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the REIT Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares and Units that thereafter may be made the subject of Awards, (ii) the number and type of Shares and Units subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of any outstanding Award; provided, in each case, that the number of Shares or Units subject to any Award shall always be a whole number. Adjustments to Options granted pursuant to Section
6.2 shall be governed by Section 6.2.

           4.5.  Limitation on Grant of Awards.  Notwithstanding any
                 -----------------------------
provision of the Plan to the contrary, in no event shall an Award be granted under the Plan if the granting of such Award may, in the determination of the REIT Committee, cause the REIT to lose its status as a real estate investment trust under section 856 of the Code (including sections 856(a)(6) and 856(h) thereof) and applicable regulations thereunder.


                                ARTICLE 5.

                     INDIVIDUALS ELIGIBLE FOR AWARDS

           5.1.  Employees and Service Providers.  Subject to Sections
                 -------------------------------
6.2 and 8.2 of the Plan, the individuals eligible to receive Awards under the Plan shall consist of such key employees or service providers of the Affiliated Companies (including any such individuals who are also Trustees, but expressly excluding any such individuals who are non-employee Trustees) as each Committee, acting in accordance with its respective powers under Section 3.1, shall select from time to time. In exercising its discretionary authority to grant Awards to any individual, each Committee shall make its determination based upon the contribution that such individual performing services on behalf of a particular Affiliated Company has made or is expected to make to the growth and success of such respective Affiliated Company. With respect to services performed for the REIT, employees and service providers of the REIT are eligible only for Share Options or Share Awards (including related DERs). With respect to services performed for the Partnership or the Management Company, employees and service providers of the Partnership or the Management Company are eligible only for Unit Options or Unit Awards (including related
DERs).

           5.2.  Non-employee Trustees.  Each Non-employee Trustee shall
                 ---------------------
be granted Share Options in accordance with the formula award provisions of
Section 6.2 and Share Awards in accordance with Section 8.2.

                                       ARTICLE 6.

                          TERMS AND CONDITIONS OF OPTIONS

           6.1.  Discretionary Grants of Options to Employees and Service
                 --------------------------------------------------------
Providers. Subject to the provisions and limitations of the Plan, each
---------
Committee shall determine the number of Shares or Units, as applicable, that may be purchased under each Option granted by it, the exercise price for the Shares or Units underlying each Option and the schedule for exercisability of each Option. Unless determined otherwise by the applicable Committee, each Option granted under the Plan on or after the Effective Date shall be granted with a DER as described in Section 7.2, subject to such additional conditions and limitations as the Committee may determine. Subject to the adjustment provisions of Section 4.4, the maximum number of Shares and Units subject to Options that may be granted under the Plan to any one individual in any calendar year shall not exceed 500,000 Shares or 500,000 Units, or any combination of the foregoing.

           6.2.  Formula Awards of Options to Non-employee Trustees.  At
                 --------------------------------------------------
the time of his initial election or appointment as a Trustee, each Non-employee Trustee shall automatically receive an Option for 3,000 Shares, which Option shall become exercisable one year after the date of grant, provided the Non-employee Trustee remains in continuous service as a Non-employee Trustee until such one-year anniversary of the date of grant. Thereafter, at the closing of each annual meeting of the REIT's shareholders, each Non-employee Trustee who has been reelected or who is continuing as a Trustee as of the adjournment of the annual meeting shall automatically receive an Option for an additional 3,000 Shares, which Option shall be immediately exercisable. To the extent Options granted under sections of the Plan other than this Section 6.2 are adjusted pursuant to Section 4.4, Options under this Section 6.2 shall automatically be adjusted in the same manner. All Options granted under this Section 6.2 shall provide for an exercise price per Share equal to the Fair Market Value of a Share as of the date of grant (or par value, if greater). Each Option granted under this Section 6.2 shall be awarded with a DER, as described in Section 7.2.

           6.3.  Option Agreements.  The terms of each Option shall be set
                 -----------------
forth in a written agreement (the "Option Agreement"), signed by the Participant and the Employer, in such form and containing such terms and conditions as are required under the Plan or that the Committee granting such Option (the REIT Committee, in the case of Options awarded under Section 6.2) may in its discretion consider appropriate and which are not inconsistent with the provisions of the Plan. In the event that any provision of an Option Agreement shall conflict with any provisions of the Plan as in effect on the date of grant of such Option, the provisions of the Plan as in effect on the date of grant of the Option shall control.

           6.4.  Exercise Price.  The exercise price for each Share
                 --------------
purchasable under any Option granted to a Non-employee Trustee is set forth in
Section 6.2. The exercise price for each Share purchasable under any other Share Option granted under the Plan shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Share Option (or par value, if greater). The exercise price for each Unit purchasable under any Unit Option granted under the Plan shall not be less than 100% of the Fair Market Value of a Unit on the date of grant of the Unit Option. An Option granted under Section
6.1 of the Plan shall be considered granted on the date the applicable Committee acts to grant the Option or such later date as it shall specify.

           6.5.   Fair Market Value.  The "Fair Market Value" of a Share
                  -----------------
or Unit shall be determined as follows:

           (a) If the Shares are listed or admitted to trading on a securities exchange registered under the Exchange Act, the Fair Market Value of a Share is the average of the high and low price of the Shares for the day immediately preceding the date as of which Fair Market Value is being determined (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) reported on the principal securities exchange on which the Shares are listed or admitted to trading. If the Shares are not listed or admitted to trading on any such exchange but are listed as a national market security on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), traded in the over-the counter market or listed or traded on any similar system then in use, the Fair Market Value of a Share shall be the average of the high and low sales price for the day immediately preceding the date as of which the Fair Market Value is being determined (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) reported on such system. If the Shares are not listed or admitted to trading on any such exchange, are not listed as a national market security on NASDAQ and are not traded in the over-the-counter market or listed or traded on any similar system then in use, but are quoted on NASDAQ or any similar system then in use, the Fair Market Value of a Share shall be the average of the closing high bid and low asked quotations on such system for the Shares on the date in question. In all other cases, Fair Market Value for purposes of the Plan shall be determined by the REIT Committee in its sole discretion using appropriate criteria.

           (b) As of any date the Fair Market Value of a Unit shall equal the Fair Market Value of a Share on such date.

           6.6.  Option Period.  All rights to purchase Shares or Units
                 -------------
pursuant to any Option granted under the Plan shall cease as of the Option's Expiration Date.

           (a) The "Expiration Date" with respect to any Option granted pursuant to Section 6.1, or any portion thereof, means the date established by the granting Committee at the time of the grant (subject to any earlier termination by such Committee), but in no event later than the date which is ten years after the date on which the Option is granted. Except as provided otherwise by the granting Committee, if the employment of a Participant who is an employee of any of the Affiliated Companies terminates for any reason, his Options shall terminate and may not be exercised after the earliest to occur of
(i) twelve months after termination of the Participant's employment by reason of his death or becoming disabled (within the meaning of Section 22(e)(3) of the Code), (ii) three months after his termination for any other reason or (iii) the Option's Expiration Date.

           (b) The "Expiration Date" with respect to any Option granted to Non-employee Trustees pursuant to Section 6.2, or any portion thereof, means the date which is ten years after the date on which the Option is granted. If the Participant ceases to be a Trustee for any reason, his Options shall terminate and may not be exercised after the earliest to occur of (i) twelve months after his trusteeship is terminated for any reason other than death,
(ii) twelve months after his death or (iii) the option's Expiration Date.

           6.7.  Exercise of Options.
                 -------------------
           (a) Options granted under the Plan shall be exercised by the Participant (or by his executors, administrators, guardian or legal representative) as to all or any portion of the Shares or Units then exercisable under such Option, by giving the written notice described in paragraph (i) below to the Committee administering such Option (the REIT Committee, in the case of Options awarded under Section 6.2) or its designee on or before the date such portion of the Option becomes unexercisable under the Plan or the terms of the applicable Option Agreement, and by making payment as provided in paragraph (ii) below within 3 business days after delivery of the notice:

                 (i) A written notice of exercise, in a form complying with any rules the applicable Committee may issue, that is signed by the Participant and that specifies the number of Shares or Units to be purchased; and

                 (ii) Payment to the Employer of the full purchase price for the Shares or Units being purchased made in cash, by wire transfer or by bank check.

In no event may any Option be exercised for a fraction of a Share or Unit.

           (b) With respect to the exercise of any Share Option, the REIT Committee shall provide the REIT a copy of the notice described in Section 6.7(a)(i) as soon as practicable after it is received. The REIT shall cause delivery of the Shares purchased pursuant to the portion of the Share Option that is exercised as soon as practicable after payment is received therefor (including applicable withholding), and, within a reasonable time thereafter, such transfer shall be evidenced on the books of the REIT.

           (c) With respect to the exercise of any Unit Option subject to an Option Agreement executed by the Partnership as Employer, the REIT Committee shall provide the Partnership a copy of the notice described in Section 6.7(a)(i) as soon as practicable after it is received. The Partnership shall deliver the Units purchased pursuant to the portion of the Unit Option that is exercised as soon as practicable after payment is received therefor (including applicable withholding) by the Partnership from the Participant.

           (d) With respect to the exercise of any Unit Option subject to an Option Agreement executed by the Management Company as Employer, the Committee receiving the notice described in Section 6.7(a)(i) shall provide the Employer a copy of such notice as soon as practicable after it is received.
The Employer shall deliver to the Partnership, no later than 5 business days after the date of exercise of the Unit Option, payment in cash equal to the Fair Market Value, on the date of exercise of the Unit Option, of the Units subject to the portion of the Option that is exercised. Upon receipt of such cash payment, the Partnership shall deliver to the Employer the Units for which payment is made, and the Employer shall deliver the Units to the Participant as soon as practicable after the Participant has made payment therefor (including applicable withholding) to the Employer.

           6.8.  No Rights of Owner Until Exercise and Issuance.  No
                 ----------------------------------------------
person exercising an Option shall have any of the rights of a shareholder of the REIT or a partner in the Partnership until the Shares or Units, as applicable, shall have been issued following the exercise of the Option. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of issuance.

           6.9.  Non-Transferability of Option.  No option shall be
                 -----------------------------
assignable or transferable by the Participant, other than by will or the laws of of descent and distribution. An Option may be exercised during the life of the Participant only by the Participant or his guardian or legal representative.


                                   ARTICLE 7.

                  DIVIDEND AND DISTRIBUTION EQUIVALENT RIGHTS

           7.1.  Dividend and Distribution Equivalent Rights.  A Dividend
                 -------------------------------------------
Equivalent Right with respect to a Share underlying a Share Option or Share Award shall entitle the Participant, with respect to each dividend payment date (with respect to Shares) related to a record date upon which such Share Option or Share Award was outstanding, to a payment or credit in an amount equal to all or a percentage of the dividends payable with respect to a Share, as determined by the Committee. A Distribution Equivalent Right with respect to a Unit underlying a Unit Option or Unit Award shall entitle the Participant, with respect to each distribution payment date (with respect to Units) related to a record date upon which such a Unit Option or Unit Award was outstanding, to a payment or credit in an amount equal to all or a percentage of the distribution payable with respect to a Unit, as determined by the Committee. The award of DERs under this Section 7.1 shall be subject to such conditions, limitations and restrictions as the applicable Committee shall determine.

           7.2.  Automatic Grant of DERs.  Unless determined otherwise by
                 -----------------------
the applicable Committee, each Share or Unit underlying an Option granted under the Plan on and after the Effective Date shall be awarded with a DER, subject to the following terms and conditions:

           (a) The DER shall entitle the holder to a credit equal to a percentage of the dividend or distribution paid to shareholders or unitholders, as applicable, with respect to any calendar year determined in accordance with the following schedule:

                                                           Percentage of
                                                           Dividends or
     Annual Total Shareholder                              Distributions
     Return for the REIT:                                  Credited:

     Less than 10%                                          0%
     At least 10%, but less than 12%                       25%
     At least 12%, but less than 15%                       50%
     At least 15%, but less than 18%                       75%
     18% or more                                          100%


           (b) The Annual Total Shareholder Return of the REIT with respect to any calendar year shall be determined by the REIT Committee as soon as practicable after the end of the calendar year, and each Share and Unit underlying an Option that is outstanding on the date such Annual Total Shareholder Return is determined, and was outstanding on the record date with respect to the applicable dividend or distribution payment during such calendar year, will receive a DER credit equal to the dividends or distributions, as applicable, payable on such dividend or distribution payment date during such calendar year multiplied by the applicable percentage.

           (c) The DER credits accumulated under this Section 7.2 with respect to any Share or Unit may only be used to pay a portion or all of the exercise price of the applicable Share or Unit Option and do not entitle the Participant to cash or any other form of payment.

           (d) In no event may a DER credit be used to pay any portion of the exercise price of an Option if the Fair Market Value of a Share or Unit on the date of exercise of the Option is less than the exercise price of the Option determined without regard to the DER credit.


                                     ARTICLE 8.

                          SHARE AWARDS AND UNIT AWARDS

           8.1.  Description of Awards.  Subject to the terms of this
                 ---------------------
Section 8.1, a Share Award or Unit Award under the Plan is a grant of Shares or Units to a Participant, the earning, vesting or distribution of which is subject to one or more conditions established by the applicable Committee. Such onditions may relate to events (such as performance or continued employment) occurring before or after the date the Share Award or Unit Award is granted, or the date the Shares or Units are earned by, vested in or delivered to the Participant. If the vesting of Share Awards or Units Awards are subject to conditions occurring after the date of grant, the period beginning on the date of grant of such Award and ending on the vesting or forfeiture of such Award (as applicable) is referred to as the "Restricted Period". Share Awards and Unit Awards may provide for delivery of the Shares or Units, as applicable, at the time of grant or may provide for a deferred delivery date, including delivery at the end of the Restricted Period. The Committee, in its sole discretion, may provide with respect to a Unit Award that Conversion Rights be immediately exercised upon delivery of the Units.

           8.2.  Share Awards to Non-employee Trustees.  Subject to the
                 -------------------------------------
terms and conditions of the Plan, commencing with the calendar quarter ending June 30, 1997, as of the last day of each calendar quarter, a "Share Retainer" shall be paid to each Non-employee Trustee who was a Non-employee Trustee during such calendar quarter, which Share Retainer shall be payable in that number of Shares equal to $3,000 (or the quarterly retainer payable with respect to such calendar quarter, as specified by the Board from time to time) divided by the Fair Market Value of a Share as of the last day of the calendar quarter, pro rated in the case of an individual who did not serve as a Non-employee Trustee during the entire calendar quarter. Any fractional Share shall be rounded up to the nearest whole Share.

                                    ARTICLE 9.

                                GENERAL PROVISIONS

           9.1.  Amendment and Termination of the Plan.  The Board
                 -------------------------------------
of Trustees of the REIT may, at any time and in any manner, amend, suspend or terminate the Plan or any award outstanding under the Plan; provided, however, that no such amendment or discontinuance shall, without the approval of the shareholders of the REIT:

           (a) increase the number of Shares or Units that may be the subject of Awards under the Plan (except for automatic adjustments pursuant to Section 4.1 and other adjustments pursuant to Section 4.4);

           (b) increase the maximum permissible term of any Option specified by Section 6.6; or

           (c) be made to the extent shareholder approval is required by law, agreement or the rules of any exchange or automated quotation system upon which the Shares are listed or quoted.

Notwithstanding the foregoing, no amendment shall alter or impair the rights of Participants with respect to awards previously made under the Plan without the consent of the Participant (except for any amendment made to cause the Plan to qualify for an exemption provided by Rule 16b-3).

           9.2.  No Employment and Trustee Rights.  The Plan does not
                 --------------------------------
constitute a contract of employment or continued service, and participation in the Plan shall not confer upon any employee or other individual the right to be retained in the employ or service of any of the Affiliated Companies or the right to continue as a Trustee or director any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan or the terms of any grant made under the Plan.

           9.3.  Tax Withholding.  The Employer of a Participant shall
                 ---------------
notify the Participant of any income tax withholding requirements arising as a result of the exercise of an Option or grant of an Award. The Employer shall have the right to require the Participant to pay such withholding taxes. If the Participant shall fail to make such tax payments as are required, the Employer shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations, including, but not limited to, withholding of Shares or Units sufficient to satisfy the Employer's tax withholding obligations.

           9.4.  Nature of Payments.  All Awards made pursuant to the Plan
                 ------------------
are in consideration of services performed for one or more of the Affiliated Companies. Any income or gain realized pursuant to an Award under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of any of the Affiliated Companies except as may be determined by the Board of Trustees or board of directors or similar governing authority, as applicable, of the employee benefit plan's sponsoring employer.

           9.5.  Severability.  If any provision of the Plan shall be held
                 ------------
unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which remain in full force and effect. If the making of any payment or the provision of any other benefit required under the

Plan shall be held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

           9.6.  Governing Law.  The Plan and all determinations made and
                 -------------
actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the internal laws of the State of Maryland and construed accordingly.

           9.7.  Headings.  Section headings are for convenience of
                 --------
reference only, and are not intended to narrow, limit or affect the meaning or interpretation of the Plan as set forth herein.

           9.8.  Limitation of Liability of Shareholders and Officers of the
                 -----------------------------------------------------------
REIT. ANY OBLIGATION OR LIABILITY WHATSOEVER OF THE REIT WHICH MAY ARISE AT
----
ANY TIME UNDER THIS PLAN OR ANY OBLIGATION OR LIABILITY WHICH MAY BE INCURRED BY IT PURSUANT TO ANY OTHER INSTRUMENT, TRANSACTION OR UNDERTAKING CONTEMPLATED HEREBY SHALL BE SATISFIED, IF AT ALL, OUT OF THE REIT'S ASSETS BINDING UPON, NOR SHALL RESORT FOR THE ENFORCEMENT THEREOF BE HAD TO, THE PROPERTY OF ANY OF ITS SHAREHOLDERS, TRUSTEES, OFFICERS, EMPLOYEES OR AGENTS, REGARDLESS OF WHETHER SUCH OBLIGATION OR LIABILITY IS IN THE NATURE OF CONTRACT, TORT OR OTHERWISE.